  Exhibit 10.1

FIRST AMENDMENT TO
OPERATING AGREEMENT
OF
EXACTUS ONE WORLD, LLC

October 23, 2019

This First Amendment (this “Amendment”) to the Amended and Restated Operating Agreement of Exactus One World, LLC, an Oregon limited liability company (the “Company”) is made on the date set forth above (the “Effective Date”), by the Company and its members set forth in as set forth in the signature pages hereto (collectively, the “Members”).

Recitals:

WHEREAS, the Amended and Restated Operating Agreement of the Company was made and entered into effective as of March 1, 2019 (the “Operating Agreement”);

WHEREAS, on March 11, 2019 the Company’s board of directors approved the acquisition of a 50.1% limited liability membership interest in the Company pursuant to a subscription agreement (the “Subscription”) and a Membership Interest Purchase Agreement (the “Purchase Agreement”);

WHEREAS, the membership interests owned by the Members are as set forth on Exhibit A-3 attached hereto; and

WHEREAS, the Members desire to: (A) acknowledge amounts paid for Subscriptions, and pursuant to the Membership Agreement; (B) amend the balances and due dates for payment remaining and unpaid under the Subscription and Purchase Agreement; and (C) amend Sections 5.02(a) and 5.02(b) of the Operating Agreement with respect to the proceeds of the harvest of the Company’s crop yields in or following the calendar year December 31, 2019, regardless of when paid;

NOW, THEREFORE, the Members hereby agree to amend the Operating Agreement as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference. All initial capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement, Subscription Agreement and Purchase Agreement, as the case may be.

2. Membership Interests. The parties agree and confirm the membership percentage interests of the Members is as set forth on Exhibit A-3 attached hereto, subject to the amendments to Section 5.02 of the Operating Agreement as set forth below.

3. Distributions. Section 5.02(a) shall be amended to add the following provision:

Notwithstanding anything to the contrary herein, Exhibit A is hereby amended solely with respect to Distributable Cash, regardless of when made, arising from the Company’s 2019 Crop (as defined below) which shall be paid 100% to Exactus, Inc. (“Parent”) and 0% to the PMW Members (as defined below). Thereafter, Distributable Cash shall continue as set forth in Section 5.02(a) with respect to Distributable Cash payable from all sources other than the 2019 Crop. As used herein, the “2019 Crop” shall mean the yield resulting from all plants germinated during the calendar year ending December 31, 2019 and any and all flower, biomass, extraction processes, byproducts, seeds, work in process, finished product, and similar materials, wheresoever located and whenever created. Adam Popejoy, Shea Thomas McInvale and Robert White (the foregoing collectively referred to as the “PMW Members”), acknowledge and agree that each waives any and all right to receive any pro-rata share or distribution percentage or to participate in any manner whatsoever, to the extent of their respective Percentage Interests, of Distributable Cash arising from the 2019 Crop (“Distribution Waiver”). In exchange for the Distribution Waiver, Parent will deliver 1,223,320 shares of common stock, par value $0.0001 per share, to PMW Members to be allocated amongst them in accordance with their respective Percentage Interest as set forth in Exhibit A-3 to the First Amendment to the Agreement.

Section 5.02(b) shall be amended to add the following:

Property of the Company from the 2019 Crop may be distributed in kind to Parent, in whole or in part, and may be pledged, sold or assigned by Parent in connection with any financing, loan, borrowing or investment of Parent, without the consent of the PMW Members.

4. The Members hereby acknowledge and agree that as of the date hereof, Parent has paid the total amount of $3,415,990 consisting of $2,365,990 for the Subscription and $1,050,000 for the Purchase Agreement. Section a of the Subscription and Section 3 of the Purchase Agreement are deleted in their entirety and replaced with the following: Exactus, Inc. agrees to pay the additional sums of $334,010 on or before October 23, 2019 under the Subscription and the sum of $450,000 on or before October 31, 2019 under the purchase Agreement to be allocated amongst certain of the PMW Members as follows:

	Membership	% of 49.9	$ Amount
Shea McInvale	19.95%	39.98%	$ 225,000.00
Adam Popejoy	19.95%	39.98%	$ 225,000.00
			$ 450,000.00

5. Additional Covenants Related to the 2019 Crop. The PMW Members shall cooperate in all respects to promptly provide to and at the direction of Parent at its offices in Delray Beach, Florida, laboratory testing facilities as directed and to prospective customers samples reasonably requested from time to time. The PMW Members shall be responsible to secure the 2019 Crop and deliver and cause to be delivered to Parent or its clients, processors, warehouses and customers, upon request, and shall use its reasonable best efforts to finish preparation for Parent 100% of the volume of the 2019 Crop in no event later than December 31, 2019. Parent shall have the right, and the PMW Members shall fully cooperate, to audit and inspect the 2019 (and later) Yields for quality and quantity to the satisfaction of Parent in its sole discretion.

6. Except as stated in this Amendment, all other viable and applicable provisions of the Operating Agreement shall remain unchanged and continue in full force and effect.

7. The Members hereby ratify and confirm the Operating Agreement, as amended hereby, and agree that the Operating Agreement, as amended hereby, shall bind and inure to the benefit of the Members, and their respective successors, assigns and representatives.

8. This Amendment may be signed by facsimile and other electronically scanned signatures shall constitute original signatures for all purposes of these resolutions and a facsimile or an electronically scanned copy of these resolutions shall be deemed an original and any person may rely upon a facsimile or an electronically scanned copy of these resolutions in determining the validity of the actions taken by the Members hereunder.

9. The undersigned hereby direct that a copy of this Amendment be filed with the minutes of the proceedings of the Company and that this Amendment shall also be attached to the Operating Agreement of the Company.

ACKNOWLEDGED AND AGREED TO AS OF THE DATE SET FORTH ABOVE:

COMPANY:
EXACTUS ONE WORLD, LLC

By Name: /s/ Shea Thomas McInvale Title: Manager

MEMBERS: EXACTUS, INC. By: /s/ Emiliano Aloi Emiliano Aloi, CEO /s/ Adam Popejoy Adam Popejoy /s/ Shea Thomas McInvale Shea Thomas McInvale /s/ Robert White Robert White

EXHIBIT A-3

LIST OF MEMBERS

Member’s Name and Address:	Percentage Interest
Exactus Inc. 80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483	50.1%
Adam Popejoy 2806 34th Street, Suite 11Lubbock, Texas 79410	19.95%
Shea Thomas McInvale 2366 Galls Creek RoadGoldhill, Oregon 97525	19.95%
Robert White 119 Smith Sawyer RdCave Junction, Oregon 97523	10.0%